    As filed with the Securities and Exchange Commission on December 7, 1995
                                                  Registration No. 33-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                  ____________________________________________

                        FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                  ____________________________________________

                               EDMARK CORPORATION
               (Exact name of issuer as specified in its charter)
                  ____________________________________________

WASHINGTON                                                            91-0858263
(State or other jurisdiction                                    (I.R.S. Employer
of incorporation or organization)                            Identification No.)

6727 - 185th Avenue NE, Redmond, Washington                                98052
(Address of Principal Executive Offices)                              (Zip Code)
                  ____________________________________________

                      EDMARK CORPORATION STOCK OPTION PLAN
                         (RESTATED AS OF JULY 14, 1995)
                            (Full title of the Plan)
                  ____________________________________________

                                 PAUL N. BIALEK
                  VICE PRESIDENT - FINANCE AND ADMINISTRATION
                CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY
                               EDMARK CORPORATION
                             6727 - 185TH AVENUE NE
                           REDMOND, WASHINGTON  98052
                                 (206) 556-8400
           (Name, address and telephone number of agent for service)

With copies to:               Michael E. Morgan
                             Gregory L. Anderson
                          Lane Powell Spears Lubersky
                         1420 Fifth Avenue, Suite 4100
                         Seattle, Washington 98101-2338
                                 (206) 223-7000


                                        CALCULATION OF REGISTRATION FEE
===============================================================================================================
          TITLE OF                                 PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
       SECURITIES TO           AMOUNT TO BE         OFFERING PRICE            AGGREGATE           REGISTRATION
       BE REGISTERED          REGISTERED(1)           PER UNIT(2)        OFFERING PRICE(2)            FEE
===============================================================================================================
  Common Stock,                  375,000            $39.75                  $14,906,250              $5,141
  No par value
===============================================================================================================

(1) There are also registered hereby such indeterminate number of shares of Common Stock of Edmark Corporation (the "Company") as may become issuable by reason of the anti-dilution provisions of the Company's Stock Option Plan (the "Plan").

(2) Estimated, pursuant to Rule 457(c) and (h), solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Common Stock of the Company reported on the Nasdaq National Market on December 5, 1995
================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


        In accordance with the Note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3 -- INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are incorporated herein by reference the following documents heretofore filed by the Company with the Securities and Exchange Commission (the "Commission"):

          (a) The description of the Company's Common Stock contained in the Registration Statement on Form 10 (Registration No 0-19339) filed with the Commission on June 7, 1991; and

          (b) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995; and

          (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (b) above.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares made hereby shall be deemed to be incorporated by reference into this Prospectus.


ITEM 5 -- INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the Common Stock registered hereunder has been passed upon by Lane Powell Spears Lubersky, Seattle, Washington. At December 4, 1995, members of that firm beneficially owned an aggregate of 9,750 shares of Common Stock of the Company.


ITEM 6 -- INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Article XII of the registrant's Bylaws provide for indemnification of the registrant's directors, officers, employees and agents to the fullest extent permitted by Washington law. Certain of the directors of the registrant, who are affiliated with principal shareholders of the registrant, also may be indemnified by such shareholders against liability they may incur in their capacity as a director of the registrant, including pursuant to a liability insurance policy for such purpose.

         Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally received a benefit in money, property or services to which the director is not legally entitled. Article XIII of the registrant's Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

ITEM 8 -- EXHIBITS

Exhibit No.  Description of Exhibit
-----------  ----------------------

5.1          Opinion of Lane Powell Spears Lubersky.

10.1         Edmark Corporation Stock Option Plan (Restated as of July 14,
             1995) filed as Exhibit B to the Company's 1995 Proxy Statement and incorporated by reference herein.

23.1         Consent of KPMG Peat Marwick LLP.

23.2 Consent of Lane Powell Spears Lubersky is contained in their opinion filed as Exhibit 5.1 to this Registration
             Statement.

ITEM 9 -- UNDERTAKINGS


(1) The undersigned Registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the registration statement. (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's Annual Report on Form 10-K pursuant to Section 13(a) or
          Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Redmond, Washington, on December 7, 1995.

                                        EDMARK CORPORATION


                                        By  /s/  Sally G. Narodick
                                          ------------------------------------
                                          Sally G. Narodick
                                          Chief Executive Officer and Chairman


                               POWERS OF ATTORNEY


         Each of the undersigned hereby appoints Sally G. Narodick and Paul N. Bialek, as his or her attorney-in-fact to sign his or her name, in any and all capacities to any amendments (including post-effective amendments) to this Registration Statement and to any other documents in connection therewith to be filed with the Securities and Exchange Commission. Both of such attorneys have the power to act with or without the other.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

 Signatures                                    Titles                                    Date
 ----------                                    ------                                    ----
  /s/  Sally G. Narodick                       Chief Executive Officer and               December 7, 1995
 -----------------------------                 Chairman
 Sally G. Narodick

  /s/  Paul N. Bialek                          Principal Accounting and                  December 7, 1995
 -----------------------------                 Principal Financial Officer
 Paul N. Bialek

  /s/  Frances M. Conley                       Director                                  December 7, 1995
 -----------------------------
 Frances M. Conley

  /s/  Allan Epstein                           Director                                  December 7, 1995
 -----------------------------
 Allan Epstein

  /s/  Harvey N. Gillis                        Director                                  December 7, 1995
 -----------------------------
 Harvey N. Gillis

  /s/  Allen D. Glenn                          Director                                  December 7, 1995
 -----------------------------
 Allen D. Glenn

  /s/  Douglas J. MacKenzie                    Director                                  December 7, 1995
 -----------------------------
 Douglas J. MacKenzie

  /s/  Timothy Mott                            Director                                  December 7, 1995
 -----------------------------
 Timothy Mott

  /s/  W. Hunter Simpson                       Director                                  December 7, 1995
 -----------------------------
 W. Hunter Simpson

  /s/  Richard S. Thorp                        Director                                  December 7, 1995
 -----------------------------
 Richard S. Thorp

                               INDEX TO EXHIBITS

Exhibit No.      Description of Exhibit
-----------      ----------------------

 5.1             Opinion of Lane Powell Spears Lubersky.

10.1             Edmark Corporation Stock Option Plan (Restated as of July 14,
                 1995), filed as Exhibit B to the Company's 1995 Proxy Statement and incorporated by reference herein.

23.1             Consent of KPMG Peat Marwick LLP.

23.2 Consent of Lane Powell Spears Lubersky is contained in their opinion filed as Exhibit 5.1 to this Registration Statement.